EXHIBIT 10

THIS SETTLEMENT AND RELEASE AGREEMENT is made as of the 22 day of February, 2008

BETWEEN:

PLANKTOS INC. and PLANKTOS CORP.

(collectively referred to as the “Companies”)

OF THE FIRST PART

AND:

RUSS GEORGE

(hereafter referred to as “George”)

OF THE SECOND PART

AND:

D2 FUSION INC.

(hereafter referred to as “D2”)

OF THE THIRD PART

AND:

SOLAR ENERGY LIMITED

(hereafter referred to as “SOLAR”)

OF THE FOURTH PART

AND:

NELSON SKALBANIA

(hereafter referred to as “SKALBANIA”)

OF THE FIFTH PART

WHEREAS:

A.        George developed certain know how in relation to the mitigation of climate change arising from carbon dioxide emissions, which know how included matters associated with the science of carbon dioxide sequestration, ocean fertilization to sequester carbon dioxide, business models for carbon offset trading and matters generally associated with the business of ocean fertilization so as to affect climate change (hereafter referred to as the “Ocean Fertilization Know How”) and developed certain know how in relation to cold fusion processes (hereafter referred to as the “Cold Fusion Know How”).

B.	George operated under the trade name “Planktos” and “D2 Fusion”.

C.        George participated with Solar in the formation of Planktos Inc. with a view to commercialize the Ocean Fertilization Know How and George participated in the formation of D2 Fusion.

D.         Planktos Corp. thereafter employed George and obtained the use of the Ocean Fertilization Know How and made efforts to engage in the business of creating and selling carbon offsets through ocean fertilization. Solar entered into an agreement to acquire the shares of D2 Fusion and D2 Fusion made efforts to carry out scientific investigations in relation to the Cold Fusion Know How.

E.         George had an expectation of obtaining an equity interest in Planktos Corp., Planktos Inc., Solar or corporations related to them.

F.          George and the other parties have determined that they will not be associated with each other any longer and wish to record their respective rights and obligations as set out herein.

NOW THEREFORE THIS AGREEMENT witnesses that in consideration of the terms and conditions contained herein and the payment of TEN DOLLARS ($10.00) by each of them to the other, the receipt and sufficiency of which consideration is hereby acknowledged, each of the parties agree with the other as follows:

1.                     George shall be have no further obligation to the Companies and will, upon execution of this agreement tender of his resignation as an officer and director of both of the Companies. George shall have no further obligation to D2 Fusion, Solar or Skalbania.

2.                      This Agreement shall not affect any of the obligations of the Companies to George for obligations owed to George in relation to his remuneration as an employee, officer or director of the Companies including any wage or salary benefits, vacation pay, severance, expense entitlement or directors fees (hereafter referred to as the “Excluded Claims”) and the parties agree to negotiate a suitable compromise of the Excluded Claims by way of separate agreement, however it is intended that this Agreement shall affect all other rights, obligations, liabilities and claims that may exist as between George and the Companies.

3.                       The Companies agree that upon their change of name, George shall have the sole and exclusive right to the use of the name “Planktos” and that thereafter the Companies shall not use the name Planktos in any manner in any business they carry on.

4.                     Each of the parties agrees that they shall not disparage or criticize the other in open or in private communications of any nature and the Companies shall use their best efforts to ensure that no employee or representative of them shall disparage or criticize George in any way.

5.                     The parties acknowledge and agree that George shall hereafter be entitled to use in any way the Ocean Fertilization Know How and the Cold Fusion Know How developed by him or learned by him during his association with the parties and they shall not in any way attempt to enjoin or limit his right and efforts to commercialize or exploit the Ocean Fertilization Know How or the Cold Fusion Know How he possesses no matter whether it was supplemented by information gained by him arising from his association in any way with the parties and the parties shall not seek to enjoin or limit George in his efforts whether they be in association with any other person who was formerly employed by the parties.

6.                     George agrees that he shall use his reasonable efforts to assist the other parties and their legal counsel in the defence of any claim advanced against them by Mary Ladd.

7.                     In consideration of the terms of this Agreement and the release contained in paragraph 8 hereof, and except as to the obligations set out in this Agreement, Planktos Inc., Planktos Corp., D2 Fusion, Solar and Skalbania for themselves, their heirs, executors, administrators, successors and assigns, HEREBY AGREE to release, remise and forever discharge Russ George, his heirs, executors, administrators, successors and assigns, of and from any and all actions, causes of action, claims and demands, suits, debts, duties, sums of money whatsoever or wheresoever, whether at law or in equity and whether known or unknown, suspected or unsuspected, which the parties may have in relation in any manner arising from any relations or dealings as between them;

8.                     In consideration of the terms of this Agreement, and except as to the obligations under this Agreement and except as to the Excluded Claims, Russ George, his heirs, executors, administrators, successors and assigns HEREBY AGREES to release, remise and forever discharge Planktos Inc., Planktos Corp., D2 Fusion, Solar and Skalbania, their heirs, executors, administrators, successors and assigns, of and from any and all actions, causes of action, claims and demands, suits, debts, duties, sums of money whatsoever or wheresoever, whether at law or in equity and whether known or unknown, suspected or unsuspected, which Russ George has or hereafter may have, and without restricting the generality of the foregoing which Russ George may have in relation to any dealings involving Planktos Inc., Planktos Corp., D2 Fusion, Solar or Skalbania or any claim in relation to the grant of equity or shares in either of the Companies, D2 Fusion or Solar, and Mr. George agrees to surrender to Solar the 3,500,000 shares of Solar Energy Limited he received for originally selling his interest in Planktos Inc. Upon execution of this agreement, Mr. George further agrees to sign a Power of Attorney transferring shares as such.

9.                     The parties agree that this Agreement may be signed in counterpart and may be signed and delivered by means of any electronic means or format.

SIGNED, SEALED AND DELIVERED by an authorized signatory of Planktos Inc. in the presence of:	) ) ) )
Witness	) )	JOEL DUMARESQ
Address	) )
) )
Occupation	)

SIGNED, SEALED AND DELIVERED by an authorized signatory of Planktos Corp. in the presence of:	) ) ) )
Witness	) )	JOEL DUMARESQ
Address	) )
) )
Occupation	)

SIGNED, SEALED AND DELIVERED by Russ George in the presence of:	) ) ) )
Witness 447 Pine St.	) )	RUSS GEORGE
Address 447 Pine St. Half Moon Bay, CA	) )
Business person	) )
Occupation	)

SIGNED, SEALED AND DELIVERED by an authorized signatory of D2 Fusion Corp. in the presence of:	) ) ) )
Witness 447 Pine St.	) )
Address Half Moon Bay, CA	) )
Business person	) )
Occupation	)

SIGNED, SEALED AND DELIVERED by an authorized signatory of Solar Energy Limited. in the presence of:	) ) ) )	/s/ Nelson Skalbania
Witness	) )	NELSON SKALBANIA
Address	) )
) )
Occupation	)

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